CUSIP No. 68376D 10 4	13G	Exhibit 99.1

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Oportun Financial Corporation is filed on behalf of each of us.

Dated: November 14, 2024

INSTITUTIONAL VENTURE PARTNERS XIV, L.P.

By: Institutional Venture Management XIV, LLC
Its: General Partner

By:	/s/ Leslie Stolper
Leslie Stolper, Authorized Signatory

INSTITUTIONAL VENTURE MANAGEMENT XIV, LLC

By:	/s/ Leslie Stolper
Leslie Stolper, Authorized Signatory

/s/ Leslie Stolper
Leslie Stolper, Attorney-in-Fact for Todd C. Chaffee

/s/ Leslie Stolper
Leslie Stolper, Attorney-in-Fact for Norman A. Fogelsong

/s/ Leslie Stolper
Leslie Stolper, Attorney-in-Fact for Stephen J. Harrick

/s/ Leslie Stolper
Leslie Stolper, Attorney-in-Fact for J. Sanford Miller

/s/ Leslie Stolper
Leslie Stolper, Attorney-in-Fact for Dennis B. Phelps

/s/ Leslie Stolper
Leslie Stolper, Attorney-in-Fact for Jules A. Maltz

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